Exhibit 99.1

Webcast: Today, February 5, 2013 at 11:00 a.m. ET

www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	JCIR
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP FOURTH QUARTER NET REVENUE RISES 9.1%;

SAME STATION NET REVENUE INCREASES 5.7%

- Enters into Music Licensing Agreement with Big Machine Label Group -

NAPLES, Florida, February 5, 2013 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and twelve month periods ended December 31, 2012 as summarized below. Separately, Beasley Broadcast announced a licensing agreement with Nashville-based Big Machine Label Group to share certain over-the-air broadcasting and digital revenue related to the use of Big Machine’s Music.

Summary of Fourth Quarter and 2012 Full Year Results

In millions, except per share data	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Change	2012	2011	Change
Net revenue	$27.4	$25.2	9.1%	$100.2	$97.7	2.6%
Station operating income (SOI - non-GAAP)	10.8	9.4	14.3%	37.7	34.4	9.7%
Operating income	8.1	6.9	16.7%	27.5	23.9	14.9%
Net income*	3.6	3.4	6.4%	11.0	10.1	9.2%
Net income per diluted share*	$0.16	$0.15	6.7%	$0.48	$0.45	6.7%

*	Net income and net income per diluted share for the twelve month period ended December 31, 2012 reflects a $2.6 million pre-tax charge for loss on extinguishment of long-term debt incurred in the quarter ended September 30, 2012.

The $2.3 million, or 9.1%, rise in net revenue during the three months ended December 31, 2012, compared with the same period in 2011 reflects the benefit of political advertising during the period, the acquisition of KOAS-FM Las Vegas in the 2012 third quarter, and strength in the Company’s Philadelphia, Las Vegas, Fort Myers and Augusta market clusters.

The $1.2 million, or 16.7%, year-over-year improvement in 2012 fourth quarter operating income reflects the quarterly revenue increase and more than offset a 6.2%, or $1.1 million, rise in total operating expenses, which included increased commissions and compensation related to higher revenue levels as well as increased promotional spending.

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Beasley Broadcast Group, 2/5/13	page 2

Fourth quarter 2012 station operating income (SOI), a non-GAAP financial measure, rose $1.3 million, or 14.3%, to $10.8 million compared with the 2011 fourth quarter, as the higher quarterly net revenue more than offset a 5.9%, or $0.9 million, increase in station operating expenses.

The higher operating income more than offset a $0.7 million, or 49.9%, increase in interest expense and a $0.2 million, or 10.1%, increase in income tax expense resulting in a 6.4% rise in net income to $3.6 million and a 6.7% rise in net income per diluted share to $0.16.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same-Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Beasley Broadcast Group ended 2012 strongly as fourth quarter net revenue rose 9.1% and same station net revenue increased 5.7%. Fourth quarter revenue growth reflects several factors including the cyclical return of political advertising particularly in our Las Vegas, Miami and Wilmington market clusters, continued strength in key advertising categories including automotive, a full quarter’s contribution from KOAS-FM in Las Vegas which was acquired in the third quarter, and overall strength in the Company’s Philadelphia, Las Vegas, Fort Myers and Augusta market clusters.

“The solid fourth quarter revenue growth combined with the Company’s focus on margins led to another period of SOI growth, as consolidated SOI increased 14.3% compared to last year’s fourth quarter while same station SOI improved by 9.5%. Highlighting the operating efficiencies being realized on our higher revenue levels, fourth quarter SOI margins were 39.3%, up from 37.5% in the same quarter last year.

“We further strengthened our balance sheet and capital structure by leveraging our strong cash flows from operations to repay $2.1 million of our debt, which ended the quarter at $116.8 million compared to $126.7 million at December 31, 2011, and $142.0 million at the end of 2010. We ended the fourth quarter with our lowest leverage ratio in over ten years and remain committed to using cash from operations to further lower debt and pursue other initiatives that can enhance shareholder value. In this regard, and reflecting the terms of the Company’s new credit facilities, the Company declared and paid a special one-time dividend of $0.085 per share near the end of December, amounting to a return of capital to shareholders of approximately $1.9 million.

“Looking forward, we remain focused on managing our station clusters to match or exceed their market’s revenue performance while delivering continued ratings strength through our strong core programming and targeted localism. In addition to our focus on on-air and digital advertising initiatives, we will continue to strengthen our balance sheet and lower leverage by allocating cash flows from operations to further reduce our borrowings. With further progress on this front, and, reflecting the terms of our new credit facility, we will evaluate future opportunities to return capital to shareholders in the form of dividends or share repurchases.

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Beasley Broadcast Group, 2/5/13	page 3

“Finally, the licensing agreement between Beasley Broadcast Group and Big Machine Label Group represents yet another way Beasley is leveraging its core broadcasting platform and digital initiatives to benefit on-air and digital listeners and users. We believe this alignment furthers our mission of offering advertisers a wider range of platforms and options for reaching listeners while bringing them great content when and where they want it.”

Webcast Information

The Company will host a webcast today, February 5, 2013, at 11:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

About Beasley Broadcast Group

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns and operates 43 stations (27 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also provides management services to an FM station in Las Vegas for which it has an option to purchase, and operates one station in the expanded AM band in Augusta, GA.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses. Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and twelve months ended December 31, 2012, same-station results exclude revenue and costs related to the acquisition of KOAS-FM in Las Vegas.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

Beasley Broadcast Group, 2/5/13	page 4

SOI is a measure widely used in the radio broadcast industry. While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2011. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: external economic forces that could have a material adverse impact on our advertising revenues and results of operations; our radio stations may not be able to compete effectively in their respective markets for advertising revenues; we may not remain competitive if we do not respond to changes in technology, standards and services that affect our industry; our substantial debt levels; and, the loss of key personnel. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 5, 2013, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 2/5/13	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net revenue	$27,436,531	$25,157,228	$100,240,597	$97,698,634

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1) (2)	16,647,629	15,717,223	62,528,795	63,320,617
Corporate general and administrative expenses (including stock-based compensation) (3)	2,184,057	1,939,115	8,105,250	8,046,126
Depreciation and amortization	533,703	583,124	2,097,179	2,391,531

Total operating expenses	19,365,389	18,239,462	72,731,224	73,758,274
Operating income	8,071,142	6,917,766	27,509,373	23,940,360

Non-operating income (expense):
Interest expense	(2,083,896)	(1,390,019)	(6,488,521)	(7,357,943)
Loss on extinguishment of long-term debt	44,179	—	(2,563,979)	—
Other income (expense), net	12,812	76,022	(178,716)	243,639

Income before income taxes	6,044,237	5,603,769	18,278,157	16,826,056
Income tax expense	2,438,956	2,214,372	7,246,887	6,725,731

Net income	$3,605,281	$3,389,397	$11,031,270	$10,100,325

Basic income per share	$0.16	$0.15	$0.49	$0.45

Diluted net income per share	$0.16	$0.15	$0.48	$0.45

Basic common shares outstanding	22,677,296	22,604,534	22,667,102	22,593,327

Diluted common shares outstanding	22,759,429	22,693,301	22,748,962	22,685,661

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $(7,923) and $(29,230) for the three months ended December 31, 2012 and 2011, respectively and $4,330 and $5,730 for the twelve months ended December 31, 2012 and 2011, respectively.
(3)	Includes stock-based compensation of $95,973 and $148,068 for the three months ended December 31, 2012 and 2011, respectively and $429,739 and $613,370 for the twelve months ended December 31, 2012 and 2011, respectively.

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Beasley Broadcast Group, 2/5/13	page 6

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31, 2012	December 31, 2011
Cash and cash equivalents	$11,661	$13,610
Working capital	20,754	19,789
Total assets	259,373	254,989
Long term debt, less current installments	113,250	119,885
Total stockholders’ equity	$83,049	$73,647

Selected Statement of Cash Flows Data – Unaudited

	Twelve Months Ended December 31,
	2012	2011
Net cash provided by operating activities	$20,404,535	$20,668,341
Net cash used in investing activities	(3,787,370)	(2,327,766)
Net cash used in financing activities	(18,566,586)	(15,390,169)

Net increase (decrease) in cash and cash equivalents	$(1,949,421)	$2,950,406

Calculation of SOI – Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net revenue	$27,436,531	$25,157,228	$100,240,597	$97,698,634
Station operating expenses	(16,647,629)	(15,717,223)	(62,528,795)	(63,320,617)

SOI	$10,788,902	$9,440,005	$37,711,802	$34,378,017

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
SOI	$10,788,902	$9,440,005	$37,711,802	$34,378,017
Corporate general and administrative expenses	(2,184,057)	(1,939,115)	(8,105,250)	(8,046,126)
Depreciation and amortization	(533,703)	(583,124)	(2,097,179)	(2,391,531)
Interest expense	(2,083,896)	(1,390,019)	(6,488,521)	(7,357,943)
Loss on extinguishment of long-term debt	44,179	—	(2,563,979)	—
Other income (expense), net	12,812	76,022	(178,716)	243,639
Income tax expense	(2,438,956)	(2,214,372)	(7,246,887)	(6,725,731)

Net income	$3,605,281	$3,389,397	$11,031,270	$10,100,325

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Beasley Broadcast Group, 2/5/13	page 7

Calculation of Same-Station SOI - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Reported net revenue	$27,436,531	$25,157,228	$100,240,597	$97,698,634
Acquisition of KOAS-FM	(849,811)	—	(1,252,318)	—

Same-station net revenue	$26,586,720	$25,157,228	$98,988,279	$97,698,634

Reported station operating expenses	$16,647,629	$15,717,223	$62,528,795	$63,320,617
Acquisition of KOAS-FM	(398,124)	—	(628,936)	—

Same-station operating expenses	$16,249,505	$15,717,223	61,899,859	$63,320,617

Same-station net revenue	$26,586,720	$25,157,228	$98,988,279	$97,698,634
Same-station operating expenses	16,249,505	15,717,223	61,899,859	63,320,617

Same-station SOI	$10,337,215	$9,440,005	$37,088,420	$34,378,017

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Same-station SOI	$10,337,215	$9,440,005	$37,088,420	$34,378,017
Same-station net revenue adjustment	849,811	—	1,252,318	—
Same-station station operating expenses adjustment	(398,124)	—	(628,936)	—
Corporate general and administrative expenses	(2,184,057)	(1,939,115)	(8,105,250)	(8,046,126)
Depreciation and amortization	(533,703)	(583,124)	(2,097,179)	(2,391,531)
Interest expense	(2,083,896)	(1,390,019)	(6,488,521)	(7,357,943)
Loss on extinguishment of long-term debt	44,179	—	(2,563,979)	—
Other income (expense), net	12,812	76,022	(178,716)	243,639
Income tax expense	(2,438,956)	(2,214,372)	(7,246,887)	(6,725,731)

Net income	$3,605,281	$3,389,397	$11,031,270	$10,100,325

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